Exhibit 10.7
GAAMD-eGS051607-02
To
Purchase Order 3
This Amendment (GAAMD-eGS051607-02) is effective as of August 1, 2007, between eTelecare Global Solutions, Inc. (eGS), a Philippines corporation and AT&T Mobility LLC (f/k/a Cingular Wireless) a Delaware limited liability company (“Buyer”) on behalf of itself and its Affiliates, amends that certain Purchase Order,
RECITALS
     WHEREAS Buyer and eGS have entered into that certain Call Center Services Statement of Work dated June 15, 2005 (“SOW”) to provide services to Buyer;
     WHEREAS Buyer and eGS desire to amend the SOW to extend the term of the Agreement;
     FOR AND IN CONSIDERATION of the mutual covenants contained herein, the parties agree to amend the SOW as follows:
1.	Section 6.1 “Term” of the SOW is hereby deleted in its entirety and replaced with the following:

Section 6.1 “Term” This SOW shall begin on June 15, 2005 and end on October 31, 2007.

2.	The amendments made to the SOW by this Amendment (GAAMD-eGS051607-01) shall be effective as of August 1, 2007. Except as amended by GAAMD-eGS051707-01, and as specifically stated in this Amendment, the SOW is not modified, revoked or superseded and remains in full force and effect.
IN WITNESS WHEREOF, the parties hereby execute this Amendment as of the date first written above.

AT&T Services, Inc		eTelecarc Global Solutions, Inc.
on behalf of AT&T Mobility LLC

By:	/s/ Jeffrey A. Rolsten	By:	/s/ Benedict C. Hernandez

Printed Name: Jeffrey A. Rolsten		Printed Name: Benedict C. Hernandez
Title:	Executive Director	Title:	Svp. Philippine Operations
Date:	September 24, 2007	Date:	September 25, 2007
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting parties.